SUB-DISTRIBUTION AGREEMENT


     THIS AGREEMENT is made and entered into as of this 11th day of May, 2001, by and among AssetMark Funds, a Delaware business trust (the "Trust"), AssetMark Capital Corporation, a California corporation (the "Distributor") and Quasar Distributors, LLC, a Delaware limited liability company (the "Sub-Distributor").

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company, and is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets;

     WHEREAS, the Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and is a member of the National Association of Securities Dealers, Inc. (the "NASD");

     WHEREAS, the Distributor and the Trust have entered into an effective Distribution Agreement (the "Distribution Agreement"), under the terms of which the Distributor is the principal underwriter for the Trust.

     WHEREAS, the Trust and the Distributor each desires to retain the Sub-Distributor as sub-distributor in connection with the offering and sale of certain of the Shares of each series listed on Schedule A (as amended from time to time) (the "Funds") to this Agreement;

     WHEREAS, the Sub-Distributor is registered as a broker-dealer under the 1934 Act, and is a member of the NASD; and

     WHEREAS, the Sub-Distributor is willing to act as sub-distributor for the Distributor and the Trust on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

     1.   Appointment of the Sub-Distributor.

     The Distributor and the Trust each hereby appoints the Sub-Distributor as its agent for the sale and distribution of certain Shares of the Funds, subject to the terms and for the period set forth in this Agreement. The Sub-Distributor hereby accepts such appointment and agrees to act hereunder.

     2.   Services and Duties of the Sub-Distributor.

     (a) The Sub-Distributor agrees to sell Shares of the Funds on a best efforts basis as agent (solely for the purpose of accepting orders for the purchase and redemption of Fund Shares, and for no other purpose) for the Distributor and the Trust during the term of this Agreement, upon the terms and at the current offering price (plus sales charge, if any) described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the current prospectus, including the statement of additional information, as amended or supplemented, relating to the Funds and included in the currently effective registration statement or post-effective amendment thereto (the "Registration Statement") of the Trust under the Securities Act of 1933 (the "1933 Act") and the 1940 Act.

     (b) During the continuous public offering of Shares of the Funds, the Sub-Distributor will hold itself available to receive orders, in such form as required by the Trust and the Distributor, and satisfactory to the Sub-Distributor, for the purchase of Shares of the Funds and will accept such orders on behalf of the Trust. Such purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The Sub-Distributor, with the operational assistance of the Trust's transfer agent, shall make Shares available for sale and redemption through the National Securities Clearing Corporation's Fund/SERV System.

     (d) In connection with all matters relating to this Agreement, the Sub-Distributor agrees to act in conformity with the Trust's Agreement and Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations. The Sub-Distributor acknowledges and agrees that it is not authorized to provide any information or make any representations other than as contained in the Prospectus and any sales literature specifically approved by the Trust and the Distributor.

     (e) The Sub-Distributor agrees to act as agent for the Distributor and the Trust to receive and transmit promptly to the Funds' transfer agent shareholder requests for redemption of Shares.

     (f) The Sub-Distributor shall devote its best efforts to effect sales of Shares of the Funds but shall not be obligated to sell any certain number of Shares.

     (g) The Sub-Distributor shall prepare reports for the Distributor to be provided to the Board regarding its activities under this Agreement as from time to time shall be reasonably requested by the Distributor or the Board, including those regarding the use of 12b-1 payments received by the Sub-Distributor, if any.

     (h) The services furnished by the Sub-Distributor hereunder are not to be deemed exclusive and the Sub-Distributor shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Each of the Distributor and the Trust recognizes that from time to time officers and employees of the Sub-Distributor may serve as directors, trustees, officers and employees of other entities (including investment companies), that such other entities may include the name of the Sub-Distributor as part of their name and that the Sub-Distributor or its affiliates may enter into distribution, administration, fund accounting, transfer agent or other agreements with such other entities. The Trust and the Distributor reserve the right to (1) issue Shares in connection with a merger, consolidation, or recapitalization of the Trust or any Fund(s); (2) issue additional Shares to holders of Shares; or (3) issue Shares in connection with any offer of exchange permitted by Section 11 of the 1940 Act.

     (i) The Sub-Distributor shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and with all 50 states, and shall also remain a member in good standing of the NASD. The Sub-Distributor shall immediately notify the Fund in writing if it receives written notification that such registrations or membership has been temporarily or permanently suspended, limited or terminated.

     3.   Duties and Representations of the Trust.

     (a) The Trust represents that it is duly organized and in good standing under the law of its jurisdiction of organization and registered as an open-end management investment company under the 1940 Act. The Trust agrees that it will act in material conformity with its Agreement and Declaration of Trust, By-Laws, its Registration Statement as may be amended from time to time and resolutions and other instructions of its Board. The Trust agrees to comply in all material respects with the 1933 Act, the 1940 Act, and all other applicable federal and state laws and regulations. The Trust represents and warrants that this Agreement has been duly authorized by all necessary action by the Trust under the 1940 Act, state law and the Trust's Agreement and Declaration of Trust and By-Laws.

     (b) The Trust, or its agent, shall take or cause to be taken all necessary action to register Shares of the Funds under the 1933 Act and to maintain an effective Registration Statement for such Shares in order to permit the sale of Shares as herein contemplated. The Trust authorizes the Sub-Distributor to use the Prospectus, in the form furnished to the Sub-Distributor from time to time, in connection with the sale of Shares.

     (c) The Trust represents and agrees that all Shares to be sold by it, including those offered under this Agreement, are validly authorized and, when issued in accordance with the description in the Prospectus, will be fully paid and nonassessable. The Trust further agrees that it shall have the right to suspend the sale of Shares of any Fund at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of Shares of any Fund at any time permitted by the 1940 Act or the rules of the Securities and Exchange Commission ("SEC"). The Trust shall advise the Sub-Distributor promptly of any such determination.

     (d) The Trust agrees to advise the Sub-Distributor promptly in writing:

          (i) of any material correspondence or other communication by the SEC or its staff relating to continued availability of the Shares for sale by the Funds;

          (ii) in the event of the issuance by the SEC of any stop-order suspending the effectiveness of the Registration Statement then in effect or the initiation of any proceeding for that purpose;

          (iii) of the happening of any event which makes untrue any statement of a material fact made in the Prospectus or which requires the making of a change in such Prospectus in order to make the statements therein not misleading;

          (iv) of all actions which may relate to the continued availability of the Shares for sale by the Funds, taken by the SEC with respect to any amendments to any Registration Statement or Prospectus which may from time to time be filed with the SEC; and

          (v) of assignment or termination of the Distribution Agreement.

     (e) The Trust shall file such reports and other documents as may be required under applicable federal and state laws and regulations. The Trust shall, upon request of the Sub-Distributor, notify the Sub-Distributor in writing of the states in which the Shares may be sold and shall notify the Sub-Distributor in writing of any changes to such information.

          (f) The Trust agrees to file from time to time such amendments to its Registration Statement and Prospectus as may be necessary in order that its Registration Statement and Prospectus will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

     (g) The Trust shall fully cooperate in the efforts of the Sub-Distributor to sell and arrange for the sale of Shares and shall make available to the Sub-Distributor a statement of each computation of net asset value. In addition, the Trust shall provide to the Sub-Distributor from time to time copies of all information, financial statements, and other papers that the Sub-Distributor may reasonably request for use in connection with the distribution of Shares, including, without limitation, copies of any audited financial statements prepared for the Trust by its independent public accountants and such reasonable number of copies of the most current Prospectus, statement of additional information and annual and interim reports to shareholders as the Sub-Distributor may request. The Trust shall forward a copy of any SEC filings, including the Registration Statement, to the Sub-Distributor within one business day of any such filings. The Trust, the Distributor and the Sub-Distributor each represents that it will not use or authorize the use of any advertising or sales material unless and until such materials have been approved and authorized for use by each other party.

     (h) The Trust represents and warrants that its Registration Statement and any advertisements and sales literature of the Trust (excluding statements relating to the Sub-Distributor and the services it provides that are based upon written information furnished by the Sub-Distributor expressly for inclusion therein) shall not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that all statements or information furnished to the Sub-Distributor pursuant to this Agreement shall be true and correct in all material respects.

     4. Duties and Representations of the Distributor.

          (a) The Distributor represents and warrants that this Agreement has been duly authorized by all necessary action by the Distributor under the 1934 Act and any other applicable federal or state laws or regulations.

          (b) The Distributor shall at all times during the term of this Agreement remain registered as a broker-dealer under the 1934 Act and shall also remain a member in good standing of the NASD. The Distributor shall immediately notify the Sub-Distributor in writing if it receives written notification that such registrations or membership has been temporarily or permanently suspended, limited or terminated.

          (c) In connection with all matters relating to this Agreement, the Distributor agrees to act in conformity with the Trust's Agreement and Declaration of Trust and By-Laws and with the instructions of the Board and to comply with the requirements of the 1933 Act, the 1934 Act, the 1940 Act, the regulations of the NASD and all other applicable federal or state laws and regulations.

          (d) The Distributor represents that, pursuant to the terms of the Distribution Agreement, it is the principal underwriter for the Trust, and shall notify the Sub-Distributor in writing immediately upon termination of its role as underwriter, or upon assignment or termination of the Distribution Agreement.

     5. Compensation.

     As compensation for the services performed and the expenses assumed by Sub-Distributor under this Agreement including, but not limited to, any commissions paid for sales of Shares, Sub-Distributor shall be entitled to the fees and expenses set forth in Schedule B to this Agreement which are payable promptly after the last day of each month. Such fees shall be paid to Sub-Distributor by the Distributor.

     6. Expenses.

     (a) The Distributor, or the Trust, but not the Sub-Distributor, shall bear all costs and expenses in connection with registration of the Shares with the SEC and related compliance with state securities laws, as well as all costs and expenses in connection with the offering of the Shares and communications with shareholders of its Funds, including but not limited to (i) fees and disbursements of its counsel and independent public accountants; (ii) costs and expenses of the preparation, filing, printing and mailing of Registration Statements and Prospectuses and amendments thereto, as well as related advertising and sales literature, (iii) costs and expenses of the preparation, printing and mailing of annual and interim reports, proxy materials and other communications to shareholders of the Funds; and (iv) fees required in connection with the offer and sale of Shares in such jurisdictions as shall be selected by the Trust pursuant to Section 3(e) hereof.

     (b) The Sub-Distributor shall bear the expenses of registration or qualification of the Sub-Distributor as a dealer or broker under federal or state laws and the expenses of continuing such registration or qualification. The Sub-Distributor does not assume responsibility for any expenses not expressly assumed hereunder.

     7. Indemnification.

          (a) The Trust shall indemnify, defend and hold the Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives and any person who controls or previously controlled the Sub-Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses and any reasonable counsel fee incurred in connection therewith) which the Sub-Distributor, each of its present and former members, directors/trustees, officers, employees or representatives or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, based upon the Trust's failure to adhere to its obligations hereunder, or, in connection with the Trust's performance of its duties hereunder, based upon the Trust's violation or alleged violation of any rule of the NASD or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, or arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Trust's obligation to indemnify the Sub-Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with information furnished to the Trust or its counsel by the Sub-Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. In no event shall anything contained herein be so construed as to protect Sub-Distributor against any liability to the Trust or its shareholders to which Sub-Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

          The Trust's agreement to indemnify the Sub-Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Trust being notified of such action brought against the Sub-Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Distributor, or such person, unless the failure to give notice does not prejudice the Trust. Such notification shall be given by letter or by telegram addressed to the Trust's President, but, unless the failure to notify the Trust serves to prejudice the Trust, such failure so to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Trust's indemnity agreement contained in this Section 7(a).

          (b) The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense subject to this Agreement. If the Trust elects to assume the defense of any such claim, such defense shall be conducted by counsel chosen by the Trust and approved by the Sub-Distributor, which approval shall not be unreasonably withheld. In the event the Trust elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of any such suit, or in case the Sub-Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Trust or, if under prevailing law or legal codes of ethics, the same counsel cannot
     effectively   represent   the   interests   of  both  the   Trust  and  the
     Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives or any controlling person, the Trust will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by Sub-Distributor and the indemnified defendants. The Trust's indemnification agreement contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the Sub-Distributor's benefit, to the benefit of each of its present or former members, directors/trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Trust agrees promptly to notify the Sub-Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or directors/trustees, in connection with the issue and sale of any of the Shares.

          (c) The Trust, the Distributor, or the Sub-Distributor, when acting as an indemnifying party, shall advance attorney's fees and other expenses incurred by any person in defending any claim, demand, action or suit which is the subject of a claim for indemnification pursuant to this Section 7 to the maximum extent permissible under applicable law.

          (d) The Sub-Distributor shall indemnify, defend and hold each of the Trust and the Distributor, and each of its present or former directors/trustees, officers, employees, representatives, and any person who controls or previously controlled each of the Trust and the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which each of the Trust and the Distributor, and each of its present or former directors/trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, based upon Sub-Distributor's failure to adhere to its obligations hereunder, or, in connection with the Sub-Distributor's performance of its duties hereunder, based upon Sub-Distributor's violation or alleged violation of any rule of the NASD or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, or arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Sub-Distributor's obligation to indemnify the Trust, the Distributor, or any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with written information furnished to the Sub-Distributor or its counsel by the Trust or the Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. In no event shall anything contained herein be so construed as to protect the Trust or the Distributor against any liability to the Sub-Distributor to which the Trust or the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of their respective duties under this Agreement or by reason of their reckless disregard of their respective obligations under this Agreement.

          The Sub-Distributor's agreement to indemnify each of the Trust and the Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Sub-Distributor being notified of such action brought against the Trust or the Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Trust or the Distributor, or such person, unless the failure to give notice does not prejudice the Sub-Distributor. Such notification shall be given by letter or by telegram addressed to the Sub-Distributor's President, but, unless the failure to notify the Sub-Distributor serves to prejudice the Sub-Distributor, such failure so to notify the Sub-Distributor of any such action shall not relieve the Sub-Distributor from any liability which the Sub-Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Sub-Distributor's indemnity agreement contained in this Section 7(d).

          (e) The Sub-Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense subject to this Agreement. If the Sub-Distributor elects to assume the defense of any such claim, such defense shall be conducted by counsel chosen by the Sub-Distributor and approved by each of the Trust and the Distributor, which approval shall not be unreasonably withheld. In the event the Sub-Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Sub-Distributor does not elect to assume the defense of any such suit, or in case the Trust or the Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Sub-Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Trust or the Distributor and the Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives or any controlling person, the Sub-Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Trust or the Distributor and the indemnified defendants. The Sub-Distributor's indemnification agreement contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Trust or the Distributor, and each of its present or former directors/trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of each of the Trust and the Distributor, to the benefit of each of its present or former directors/trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The Sub-Distributor agrees promptly to notify the Trust and the Distributor of the commencement of any litigation or proceedings against the Sub-Distributor or any of its officers or directors/trustees, in connection with the issue and sale of any of the Shares.

          (f) The Distributor shall indemnify, defend and hold the Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives, and any person who controls or previously controlled the Sub-Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all losses, claims, demands, liabilities, damages and expenses (including the costs of investigating or defending any alleged losses, claims, demands, liabilities, damages or expenses, and any reasonable counsel fee incurred in connection therewith) which the Sub-Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives, or any such controlling person, may incur under the 1933 Act, the 1934 Act, any other statute (including Blue Sky laws) or any rule or regulation thereunder, or under common law or otherwise, based upon Distributor's failure to adhere to its obligations hereunder, or, in connection with the Distributor's performance of its duties hereunder, based upon Distributor's violation or alleged violation of any rule of the NASD or of the SEC or any other jurisdiction wherein Shares of the Funds are sold, or arising out of or based upon any untrue statement, or alleged untrue statement of a material fact contained in the Trust's Registration Statement or any Prospectus, as from time to time amended or supplemented, or in any annual or interim report to shareholders, or in any advertisement or sales literature, or arising out of or based upon the omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Distributor's obligation to indemnify the Sub-Distributor and any of the foregoing indemnitees shall not be deemed to cover any losses, claims, demands, liabilities, damages or expenses arising out of any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, Prospectus, annual or interim report, or any such advertisement or sales literature in reliance upon and in conformity with written information furnished to the Distributor or its counsel by the Sub-Distributor in writing and acknowledging the purpose of its use for the purpose of, and used in, the preparation thereof. In no event shall anything contained herein be so construed as to protect the Sub-Distributor against any liability to the Distributor to which the Sub-Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties under this Agreement or by reason of its reckless disregard of its obligations under this Agreement.

          The Distributor's agreement to indemnify the Sub-Distributor, and any of the foregoing indemnitees, as the case may be, with respect to any action, is expressly conditioned upon the Distributor being notified of such action brought against the Sub-Distributor, or any of the foregoing indemnitees, within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Sub-Distributor, or such person, unless the failure to give notice does not prejudice the Distributor. Such notification shall be given by letter or by telegram addressed to the Distributor's President, but, unless the failure to notify the Distributor serves to prejudice the Distributor, such failure so to notify the Distributor of any such action shall not relieve the Distributor from any liability which the Distributor may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this Section 7(f).

          (g) The Distributor shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such loss, claim, demand, liability, damage or expense subject to this Agreement. If the Distributor elects to assume the defense of any such claim, such defense shall be conducted by counsel chosen by the Distributor and approved by the Sub-Distributor, which approval shall not be unreasonably withheld. In the event the Distributor elects to assume the defense of any such suit and retain such counsel, the indemnified defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any such suit, or in case the Sub-Distributor does not, in the exercise of reasonable judgment, approve of counsel chosen by the Distributor or, if under prevailing law or legal codes of ethics, the same counsel cannot effectively represent the interests of both the Sub-Distributor and the Distributor, and each of its present or former members, directors/trustees, officers, employees, representatives or any controlling person, the Distributor will reimburse the indemnified person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by the Sub-Distributor and the indemnified defendants. The Distributor's indemnification agreement contained in Section 7 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Sub-Distributor, and its present or former members, directors/trustees, officers, employees, representatives or any controlling person, and shall survive the delivery of any Shares and the termination of this Agreement. This agreement of indemnity will inure exclusively to the benefit of the Sub-Distributor, to the benefit of its present or former members, directors/trustees, officers, employees or representatives or to the benefit of any controlling persons and their successors. The
     Distributor agrees promptly to notify the Sub-Distributor of the commencement of any litigation or proceedings against the Distributor or any of its officers or directors/trustees, in connection with the issue and sale of any of the Shares.

          (h) No person shall be obligated to provide indemnification under this
     Section 7 if such indemnification would be impermissible under the 1940 Act, the 1933 Act, the 1934 Act or the rules of the NASD; provided, however, in such event indemnification shall be provided under this Section 7 to the maximum extent so permissible.

     8. Obligations of the Trust.

     This Agreement is executed by and on behalf of the Trust and the obligations of the Trust hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and with respect to the Funds to which such obligations pertain.

     9. Counterparts.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original agreement but all of which counterparts shall together constitute but one and the same instrument.

     10. Governing Law.

     This Agreement shall be construed in accordance with the laws of the State of Wisconsin, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Wisconsin, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or order of the SEC thereunder. Any dispute arising between the parties to this Agreement shall be resolved by binding arbitration conducted in accordance with the Rules of the NASD. Such arbitration shall take place in the jurisdiction of the respondent.

     11. Duration and Termination.

     (a) This Agreement shall become effective with respect to each Fund listed on Schedule A hereof as of the date hereof and, with respect to each Fund not in existence on that date, on the date an amendment to Schedule A to this Agreement relating to that Fund is executed. Unless sooner terminated as provided herein, this Agreement shall continue in effect for one year from the date hereof. Thereafter, if not terminated, this Agreement shall continue automatically in effect as to each Fund for successive one-year periods, provided such continuance is specifically approved at least annually by (i) the Trust's Board or (ii) the vote of a "majority of the outstanding voting securities" of a Fund, and provided that in either event the continuance is also approved by a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

     (b) Notwithstanding the foregoing, this Agreement may be terminated, without the payment of any penalty, with respect to a particular Fund (i) through a failure to renew this Agreement at the end of a term, (ii) upon mutual consent of the parties, or (iii) upon no less than 60 days' written notice, by either the Trust through a vote of a majority of the members of the Board who are not "interested persons" of the Trust and have no direct or indirect financial interest in the operation of this Agreement or by vote of a "majority of the outstanding voting securities" of a Fund, or by the Sub-Distributor. The terms of this Agreement shall not be waived, altered, modified, amended or supplemented in any manner whatsoever except by a written instrument signed by the Sub-Distributor, the Distributor and the Trust. If required under the 1940 Act, any such amendment must be approved by the Trust's Board, including a majority of the Trust's Board who are not "interested persons" of any party to this Agreement, by vote cast in person at a meeting for the purpose of voting on such amendment. This Agreement will automatically terminate in the event of its assignment.

     12. Confidentiality.

     The Sub-Distributor agrees on behalf of its employees to treat all records relative to the Trust and prior, present or potential shareholders of the Trust as confidential, and not to use such records for any purpose other than performance of the Sub-Distributor's responsibilities and duties under this Agreement, except after notification and prior approval by the Trust, which approval shall not be unreasonably withheld, and may not be withheld where the Sub-Distributor may be exposed to civil or criminal proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, when subject to governmental or regulatory audit or investigation, or when so requested by the Trust. Records and information which have become known to the public through no wrongful act of the Sub-Distributor or any of its employees, agents or representatives shall not be subject to this paragraph. In accordance with Section 248.11 of Regulation S-P ( 17 CFR 248.1-248.30), the Sub-Distributor will not directly or indirectly through an affiliate, disclose any non-public personal information, as defined in Reg. S-P, received from the Trust or any Fund(s) regarding any shareholder, to any person that is not affiliated with the Trust or any Fund(s) or with the Sub-Distributor and, provided that, any such information disclosed to an affiliate of the Sub-Distributor shall be under the same limitations on non-disclosure.

     13. Withdrawal of Offering.

     The Trust reserves the right at any time to withdraw all offerings of any or all Shares by written notice to Sub-Distributor at its principal office. No Shares shall be offered by either Sub-Distributor or the Trust under any provisions of this Agreement and no orders for the purchase of Shares hereunder shall be accepted by the Fund if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC.

     14. Miscellaneous.

     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person," and "assignment" shall have the same meaning as such terms have in the 1940 Act.

     15. Notice.

     Any notice required or permitted to be given by any party to the others shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service or 3 days after sent by registered or certified mail, postage prepaid, return receipt requested or on the date sent and confirmed received by facsimile transmission to the other parties' respective addresses set forth below:

Notice to the Sub-Distributor shall be sent to:

         Quasar Distributors, LLC
         Attn: President
         615 East Michigan Street
         Milwaukee, WI  53202

Notice to the Trust shall be sent to:

         AssetMark Funds
         Attn: Carrie Hansen
         2300 Contra Costa Blvd., Suite 425
         Pleasant Hill, CA 94523-3967

Notice to the Distributor shall be sent to:

         AssetMark Capital Corporation
         Attn: Carrie Hansen
         2300 Contra Costa Blvd., Suite 425
         Pleasant Hill, CA 94523-3967

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated as of the day and year first above written.


AssetMark Funds                             Quasar Distributors, LLC

By:   /s/ Ronald D. Cordes                  Sign: /s/ James Schoenike
      --------------------------------            ------------------------------

Title: President and CEO                    Title: President
       -------------------------------             -----------------------------

AsseMark Capital Corporation

By:    /s/ Ronald D. Cordes
       --------------------------------

Title: President and CEO
       -------------------------------




                                   Schedule A
                                     to the
                           Sub-Distribution Agreement


                                 Names of Funds

                              Large Cap Value Fund
                              Large Cap Growth Fund
                            Small/Mid Cap Value Fund
                            Small/Mid Cap Growth Fund
                            International Equity Fund
                           Real Estate Securities Fund
                          Tax-Exempt Fixed Income Fund
                           Core Plus Fixed Income Fund




                                   Schedule B
                                     to the
                           Sub-Distribution Agreement

                                      Fees



NSCC Sponsorship Only

     o $6,000 one-time fee payable at SEC effectiveness - covers NSCC sponsorship through 12/31/01

     o    $1,000 per month after 12/31/01

Advertising Compliance Review/NASD Filings

N/A

Licensing of Investment Advisor's Staff (if desired)

N/A

Out-of-Pocket Expenses

Reasonable out-of-pocket expenses incurred by the Sub-Distributor in connection with activities primarily intended to result in the sale of Shares, including, without limitation:

     o typesetting, printing and distribution of Prospectuses and shareholder reports

     o production, printing, distribution and placement of advertising and sales literature and materials

     o    engagement of designers, free-lance writers and public relations firms

     o    long-distance telephone lines, services and charges

     o    postage

     o    overnight delivery charges

     o    NASD filing fees

     o    record retention

     o travel, lodging and meals required in connection with the performance of Sub-Distributor's required activities



Fees are billed monthly